UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 15, 2023

Date of Report (Date of earliest event reported)

FUNKO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38274	35-2593276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2802 Wetmore Avenue

Everett, Washington 98201

(Address of Principal Executive Offices) (Zip Code)

(425) 783-3616

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FNKO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2023, Funko, Inc. (the “Company”) entered into a Second Amendment to Amended and Restated Employment Agreement, by and between the Company and Andrew Perlmutter (the “Second Amendment”), to make certain modifications to Mr. Perlmutter’s existing Employment Agreement, as amended (the “Employment Agreement”). Pursuant to the Second Amendment, the period in which Mr. Perlmutter shall be entitled to resign for “Good Reason” (as defined in his Employment Agreement) has been extended to sixteen months after the occurrence of such Good Reason event, and he will be entitled to all of the severance benefits that become payable under the Employment Agreement in connection with a resignation for Good Reason.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Employment Agreement, by and between the Company and Andrew Perlmutter.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2023	FUNKO, INC.

	By:	/s/ Tracy D. Daw
Tracy D. Daw
Chief Legal Officer and Secretary